EXHIBIT 99.1

500 Linden Oaks
Rochester, New York 14625

VirtualScopics, Inc. Reports Another Record Breaking Quarter
Revenue Growth of 54%, Gross Profit Increases 97%, Net Operating Cash Flow Increases 207%

ROCHESTER, NY – November 12, 2009 – VirtualScopics, Inc. (NASDAQ:  VSCP), a leading provider of quantitative imaging for clinical trials, today announced its financial results for the quarter and nine months ended September 30, 2009.

Highlights include:
•	Revenues for the third quarter of 2009 increased 54% to $2.8 million, compared to the prior year’s third quarter revenues of $1.8 million.
•	Gross profit for the third quarter of 2009 increased 97% to $1.6 million, compared to $0.8 million in the third quarter of 2008.
•	Net cash flow provided by operating activities was $1.0 million for the nine months ended September 30, 2009 compared to cash used of $950,000 for the comparable period in 2008.
•
Earnings before interest, taxes, depreciation and amortization, and excluding stock compensation expense and a loss from derivative financial instrument (“Adjusted EBITDA”) was $581,862 for the quarter ended September 30, 2009 compared to Adjusted EBITDA of ($201,134) for the comparable period in 2008.

•	For the nine months ended September 30, 2009, Adjusted EBITDA was $803,655 compared to ($1,097,894) for the first nine months of 2008.
•
Net loss for the quarter ended September 30, 2009 was ($215,907) compared to a net loss of ($548,585) for the third quarter of 2008. For the nine months ended September 30, 2009, net loss was ($1,385,143) compared to a net loss of ($2,324,208) for the nine months ended September 30, 2008.

“2009 continues to be a year of transformation for VirtualScopics,” stated Jeff Markin, president and chief executive officer of VirtualScopics.  “We have seen very strong demand for our services which is especially encouraging given the current economic environment.” He continued, “Of equal importance are our operational achievements over the past quarter. We are now managing data from over 2,000 sites across the globe and have expanded our production capabilities to deliver real-time analyses which are becoming increasingly important in drug development.” He added, “I am equally pleased that we have accomplished this by delivering extremely strong financial results, returning value to our stockholders, while meeting the growing expectations of our customers.”

Molly Henderson, chief business and financial officer of VirtualScopics stated, “We are extremely pleased to report, on a comparative basis, this is the first quarter in our history we reported operating income.” She continued, “During 2009, we have grown our revenues by 44%, increased our net operating cash flow by $2 million, and generated a profit.” She concluded, “We provided guidance at the beginning of this year to generate between $9 million and $10 million in revenues. We are well on our way to achieve our high estimate of $10 million.”

Jeff Markin and Molly Henderson will provide a business update and discuss these results during a conference call today at 11:00 a.m. EST. Interested participants should call 888-401-4669 when calling within the United States or 719-325-2430 when calling internationally.  There will be a playback available until November 30, 2009. To listen to the playback, please call 888-203-1112 when calling within the United States or 719-457-0820 when calling internationally. For the replay, please use passcode: 5804358. This call is being webcast and can be accessed at www.virtualscopics.com.  The webcast will be available for 30 days after the call.

The Company provides Adjusted EBITDA as a supplemental measure to GAAP regarding the Company's operational performance. The Company defines Adjusted EBITDA as earnings less interest, taxes (if any), depreciation and amortization as further adjusted to exclude stock compensation expense and the loss on derivative instrument (mark to market adjustment for warrants).  This financial measure excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. The Company’s method of calculating Adjusted EBITDA, however, may differ from methods used by other companies, and, as a result, Adjusted EBITDA measures disclosed herein may not be comparable to other similarly titled measures used by other companies. The Company continues to provide information in accordance with GAAP, however, with the adoption of ASC 815-40 and the non-cash variable nature of stock compensation expense and their very substantial impact on the overall reported net losses, the Company believes it is also helpful for investors to receive additional information relating more specifically to the Company's operating results. Accordingly, the Company has presented Adjusted EBITDA which excludes the non-cash effects of ASC 815-40 and ASC 718 on its financial results. Management uses Adjusted EBITDA (a) to evaluate the Company's financial performance, (b) to set internal spending budgets, and (c) to measure operational profitability. In addition, investors have requested these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, net loss, below.

About VirtualScopics, Inc.
VirtualScopics, Inc. is a leading provider of imaging solutions to accelerate drug and medical device development.  VirtualScopics has developed a robust software platform for analysis and modeling of both structural and functional medical images.  In combination with VirtualScopics’ industry-leading experience and expertise in advanced imaging biomarker measurement, this platform provides a uniquely clear window into the biological activity of drugs and devices in clinical trial patients, allowing sponsors to make better decisions faster.  For more information about VirtualScopics, visit www.virtualscopics.com.

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Forward-Looking Statements
The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the Company’s investment in infrastructure and new customer contract signings and awards and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. These include without limitation: the risk of cancellation or delay of customer contracts or specifically as it relates to contract awards, the risk that they may not get signed.  Other risks include the company’s dependence on its largest customers and risks of contract performance, protection of our intellectual property and the risks of infringement of the intellectual property rights of others. All forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to update such forward-looking statements.

-Financial tables to follow-

CONTACT:	Company Contact:
Molly Henderson
Chief Business and Financial Officer
500 Linden Oaks
Rochester, New York 14625
(585)249.6231

VirtualScopics, Inc. and Subsidiary
Condensed Consolidated Statements of Operations
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2009	2008	2009	2008

Revenues	$2,797,680	$1,815,616	$7,473,366	$5,183,017
Cost of services	1,201,353	1,005,700	3,363,916	3,057,220
Gross profit	1,596,327	809,916	4,109,450	2,125,797
Gross margin	57%	45%	55%	41%

Operating expenses
Research and development	255,755	232,986	749,490	697,640
Sales and marketing	238,112	263,917	877,788	937,028
General and administrative	516,372	514,147	1,666,215	1,589,023
Stock-based compensation expense	282,055	236,600	836,403	923,891
Depreciation and amortization	114,707	116,234	351,344	350,565
Total operating expenses	1,407,001	1,363,884	4,481,240	4,498,147
Operating income (loss)	189,326	(553,968)	(371,790)	(2,372,350)

Other income (expense)
Interest income	668	13,952	3,948	59,679
Other expense	(4,226)	(8,569)	(12,303)	(11,537)
Loss on derivative financial instrument	(401,675)	-	(1,004,998)	-
Total other (expense) income	(405,233)	5,383	(1,013,353)	48,142
Net Loss	(215,907)	(548,585)	(1,385,143)	(2,324,208)

Series B preferred stock cash dividend	75,476	84,547	244,516	254,307
Net loss attributable to common stockholders	$(291,383)	$(633,132)	$(1,629,659)	$(2,578,515)

Basic and diluted net loss per common share	$(0.01)	$(0.03)	$(0.07)	$(0.11)

Weighted average number of common shares outstanding
basic and diluted	24,129,045	23,459,853	23,802,742	23,355,232

VirtualScopics, Inc. and Subsidiary
Condensed Consolidated Balance Sheets
	September 30,	December 31,
	2009	2008
Assets	(unaudited)

Current assets
Cash	$3,652,496	$3,143,904
Accounts receivable	1,812,627	1,021,110
Prepaid expenses and other current assets	359,425	263,297
Total current assets	5,824,548	4,428,311
Patents, net	1,864,284	1,920,446
Property and equipment, net	415,957	355,479
Other assets	64,140	156,788
Total assets	$8,168,929	$6,861,024

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable and accrued expenses	$736,062	$659,009
Accrued payroll	547,729	554,425
Unearned revenue	1,238,606	291,594
Derivative liability	1,427,906	-
Total current liabilities	3,950,303	1,505,028

Commitments and Contingencies	-	-

Stockholders' Equity
Convertible preferred stock, $0.001 par value; 15,000,000 shares authorized;
8,400 shares designated Series A; issued and outstanding: 3,563 shares at September 30, 2009, and 3,976 shares at December 31, 2008; liquidation preference $1,000 per share	4	4
6,000 shares designated Series B; issued and outstanding: 3,196 shares at September 30, 2009 and 4,226 at December 31, 2008; liquidation preference $1,000 per share	3	4
Common Stock, $0.001 par value; 85,000,000 shares authorized; issued and outstanding, 24,788,278 shares at September 30, 2009 and 23,502,352 shares at December 31, 2008	24,788	23,503
Additional paid-in capital	14,076,948	16,546,550
Accumulated deficit	(9,883,117)	(11,214,065)
Total stockholders' equity	4,218,626	5,355,996
Total liabilities and stockholders' equity	$8,168,929	$6,861,024

	Three Months Ended	Three Months Ended
Adjusted EBITDA (non-GAAP measurement):	September 30, 2009	September 30, 2008

Net loss	$(215,907)	$(548,585)
Interest income	(668)	(5,383)
Depreciation and amortization	114,707	116,234
Stock-based compensation expense	282,055	236,600
Loss on derivative financial instrument	401,675	-
Adjusted EBITDA	$581,862	$(201,134)
Basic and diluted, adjusted EBITDA per common share, non-GAAP	$0.02	$(0.01)

	Nine Months Ended	Nine Months Ended
	September 30, 2009	September 30, 2008
Net loss	$(1,385,142)	$(2,324,208)
Interest income	(3,948)	(48,142)
Depreciation and amortization	351,344	350,565
Stock-based compensation expense	836,403	923,891
Loss on derivative financial instrument	1,004,998	-
Adjusted EBITDA	$803,655	$(1,097,894)
Basic and diluted, adjusted EBITDA per common share, non-GAAP	$0.03	$(0.05)

	For the Nine Months Ended September 30,
	2009	2008

Net cash flows provided by (used in):
Operating activities	$1,019,024	$(950,434)
Investing activities	(265,916)	(89,779)
Financing activities	(244,516)	142,939
Increase (decrease) in cash	508,592	(897,274)

Cash - beginning of period	3,143,904	3,955,835
Cash - end of period	$3,652,496	$3,058,561